                                ADDENDUM TO THE
                          INVESTMENT ADVISORY CONTRACT

     This Addendum to the Investment Advisory Contract dated __________, as supplemented from time-to-time (the "Contract"), between Pacific Investment Management Company ("PIMCO") and PIMCO Variable Insurance Trust (the "Trust") is effective as of April 1, 2000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

     WHEREAS, PIMCO and the Trust have entered into the Contract for PIMCO to provide to the Trust investment advisory services as specified in the Contract;

     WHEREAS, the Trust, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated "Institutional Class" shares and "Administrative Class" shares;

     WHEREAS, PIMCO and the Trust have agreed to modify the advisory fee rates as set forth in the Contract;

     NOW, THEREFORE, in consideration of their mutual promises, PIMCO and the Trust agree that the advisory fee rates set forth in Section 7 the Contract be amended to read as follows:


Portfolio                                      Fee Rate
---------                                ---------------------
Money Market                                     0.15%
Short-Term Bond                                  0.25%
Low Duration Bond                                0.25%
Real Return Bond                                 0.25%
Total Return Bond                                0.25%
Total Return Bond II                             0.25%
High Yield Bond                                  0.25%
Long-Term U.S. Government Bond                   0.25%
Global Bond                                      0.25%
Foreign Bond                                     0.25%
Emerging Markets Bond                            0.45%
Strategic Balanced                               0.40%
StockPLUS Growth & Income                        0.40%

     This Addendum may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.


                          PACIFIC INVESTMENT MANAGEMENT COMPANY


                          ____________________________________________
                          By:
                          Title:
                          Date:


                          PIMCO Variable Insurance Trust


                          ____________________________________________
                          By:
                          Title:
                          Date: